Exhibit h.4.a

AMENDMENT AND JOINDER

TO ADMINISTRATION AGREEMENT

This Amendment and Joinder, dated as of May 26, 2017, to the Administration Agreement dated as of August 30, 2010, as amended (the “Agreement”) between State Street Bank and Trust Company (“Administrator”) and RidgeWorth Funds is entered into by and among the Administrator, RidgeWorth Funds, Virtus Fund Services, LLC (“VFS”), a Delaware limited liability company, and Virtus Asset Trust, a Delaware statutory trust.

RECITALS

WHEREAS, pursuant to the Agreement the Administrator provides certain administrative services to RidgeWorth Funds and the series thereof (each, a “Fund”);

WHEREAS, certain of the Funds are expected to be merged with and into corresponding series of Virtus Asset Trust following receipt of the approval of the shareholders of such Funds;

WHEREAS, each of the Funds to be merged is identified on Appendix A hereto as an “Acquired Fund” and its corresponding series of Virtus Asset Trust is identified as its “Acquiring Fund” on Appendix A hereto;

WHEREAS, in connection with each such merger, RidgeWorth Funds desires to transfer all of its rights and obligations under the Agreement with respect to such Acquired Fund to Virtus Asset Trust with respect to the corresponding Acquiring Fund, and Virtus Asset Trust is willing and able to accept such rights and obligations;

WHEREAS, Virtus Asset Trust has appointed VFS as the administrator for each Acquiring Fund, and has authorized VFS to subcontract for the performance of those services in whole or in part;

WHEREAS, Virtus Asset Trust and VFS wish to appoint the Administrator to perform the services for the Acquiring Funds as sub-administrator to VFS, and the Administrator wishes to accept such appointment; and

WHEREAS, the parties wish to amend the Agreement to reflect the foregoing changes;

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.	Changes to Parties; Transfers and Acceptance of Actions.

(a)   RidgeWorth Funds hereby transfers all of the rights, liabilities and obligations under the Agreement with respect to an Acquired Fund, upon such Acquired Fund’s respective merger, to VFS and Virtus Asset Trust with respect to such Acquired Fund’s corresponding Acquiring Fund (the date upon which a given Acquiring Fund assumes the rights, liabilities and obligations of its corresponding Acquired Fund under the Agreement, hereinafter referred to as such Acquiring Fund’s “Effective Date”).

(b)   VFS and Virtus Asset Trust hereby agree to accept such transfer of all of the rights, liabilities and obligations of RidgeWorth Funds under the Agreement with respect to an Acquired Fund, solely with respect to such Acquired Fund’s corresponding Acquiring Fund and upon the applicable Effective Date, and VFS and Virtus Asset Trust with respect to the applicable Acquiring Fund agree to replace RidgeWorth Funds with respect to the corresponding Acquired Fund as a party to the Agreement effective upon the applicable Effective Date.

(c)   The Administrator hereby agrees to such transfer and accepts VFS and Virtus Asset Trust with respect to each Acquiring Fund as counterparties under the Agreement; provided, however, RidgeWorth Funds with respect to an Acquired Fund will remain a party to the Agreement (in lieu of VFS and Virtus Asset Trust with respect to the corresponding Acquiring Fund) unless and until such Acquired Fund merges with and into a corresponding Acquiring Fund.

(d)   VFS and Virtus Asset Trust with respect to each Acquiring Fund shall be bound by the terms and conditions of the Agreement and shall assume, perform and discharge all of the obligations and liabilities of the corresponding Acquired Fund under or in connection with the Agreement, whether actual or contingent and whether arising on, before or after such Acquiring Fund’s Effective Date. RidgeWorth Funds shall continue to be bound by the terms and conditions of the Agreement with respect to any Acquired Fund that has not yet merged with and into its corresponding Acquiring Fund.

(e)   Upon completion of an Acquired Fund’s merger with and into its corresponding Acquiring Fund, RidgeWorth Funds shall be released and discharged from all of its obligations and liabilities under or in connection with the Agreement with respect to such Acquired Fund, whether actual or contingent and whether arising on, before or after the date of such merger.

(f)   RidgeWorth Funds shall be unaffected by this Amendment with respect to any of its series that do not merge with and into series of Virtus Asset Trust and shall remain a party to the Agreement until such series are no longer series of RidgeWorth Funds or are otherwise removed from the Agreement by additional action.

2.	Modifications to Agreement Provisions.

From and after completion of the mergers, the following additional modifications to the Agreement shall be effective only with respect to any series of the RidgeWorth Funds that merge into series of Virtus Asset Trust:

(a)	Title. The Agreement shall be referred to as “The Sub-Administration Agreement.”

(b)	Parties. All references in the Agreement to “the Administrator” shall be deemed to refer to the “Sub-Administrator,” and all references in the Agreement to “the Trust” shall be deemed to refer to Virtus Asset Trust. Further, all references to “the Trust” throughout the Agreement shall be deemed to refer to “the Trust and VFS,” in each case except when the context otherwise requires. For sake of clarity, for purposes of Section 8 (Limitation of Liability and Indemnification), the references to “the Trust” shall be deemed to refer to “the Trust and VFS.” Notwithstanding the foregoing, references in the Agreement to payment of fees and reimbursement of expenses by the Trust shall remain references to the Trust.

(c)	Whereas Clauses. The last “Whereas” clause on the first page of the Agreement shall be replaced with the following:

“WHEREAS, Virtus Fund Services, LLC (“VFS”) has been appointed by each of the Funds as administrator, and VFS has accepted each such appointment; and

WHEREAS, the Trust and VFS desire to retain the Sub-Administrator to furnish certain administrative services to the Trust, and the Sub-Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.”

(d)	Section 1 is amended to replace the fourth sentence with the following: “In the event that any management investment company administered by VFS in addition to the Trust desires to appoint the Sub-Administrator to act as sub-administrator hereunder, VFS and such management investment company shall notify the Sub-Administrator in writing.”

(e)	Section 4 of the Agreement is amended to (i) re-caption the Section as “Representations and Warranties of the Trust and VFS”; (ii) replace the lead-in sentence of that Section with the following: “4A. The Trust represents and warrants to the Sub-Administrator that:” and (iii) add a new subsection as follows:

“4B. VFS represents and warrants to the Sub-Administrator that:

a.	It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware.

b.	It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

c.	All corporate proceedings required by said organizational documents have been taken to authorize it to enter into and perform this Agreement.

d.	It has obtained from the Trust all consents and approvals necessary for the subcontracting of the services being provided herein.”

   (f)   Section 13 of the Agreement is amended by replacing the address for the Trust and adding an address for VFS, as follows: If to the Trust or VFS: [Virtus Fund Services, LLC and/or the Funds], c/o Virtus Investment Partners, Inc., 101 Munson Street, Suite 104, Greenfield, Massachusetts 01301, Attention: Heidi Griswold, Vice President, Mutual Fund Services, fax: (413) 774-1714,   with a copy to: Virtus Investment Partners, 100 Pearl Street, 9th Floor, Hartford, Connecticut 06103, Attention: Counsel, Fax: (860) 241-1005.   (g)The parties agree that on the applicable Effective Date for each Acquiring Fund, or as soon as reasonably practicable thereafter, the parties will replace Schedule A to the Agreement with an updated Schedule A, reflecting the remaining parties to the Agreement. For sake of clarity, such updated Schedule A shall be effective as of the Effective Date.

3.	Miscellaneous.

(a)   Except as expressly amended hereby, the Agreement shall remain in full force and effect.

(b)   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

(c)   This Amendment shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

RIDGEWORTH FUNDS	VIRTUS ASSET TRUST

By: /s/ Julia Short	By: /s/ Amy Hackett

Name: Julia Short	Name: Amy Hackett

Title: President and CEO	Title: Vice President and Assistant Treasurer

VIRTUS FUND SERVICES, LLC	STATE STREET BANK AND TRUST COMPANY

By: /s/ Amy Hackett	By: /s/ Andrew Erickson

Name: Amy Hackett	Name: Andrew Erickson

Title: Vice President	Title: Executive Vice President

APPENDIX A

Acquired Fund	Acquiring Fund
RidgeWorth Ceredex Large Cap Value Equity Fund	Virtus Ceredex Large-Cap Value Equity Fund
RidgeWorth Ceredex Mid-Cap Value Equity Fund	Virtus Ceredex Mid-Cap Value Equity Fund
RidgeWorth Ceredex Small Cap Value Equity Fund	Virtus Ceredex Small-Cap Value Equity Fund
RidgeWorth Silvant Large Cap Growth Stock Fund	Virtus Silvant Large-Cap Growth Stock Fund
RidgeWorth Silvant Small Cap Growth Stock Fund	Virtus Silvant Small-Cap Growth Stock Fund
RidgeWorth Innovative Growth Stock Fund	Virtus Zevenbergen Innovative Growth Stock Fund
RidgeWorth International Equity Fund	Virtus WCM International Equity Fund
RidgeWorth Seix Core Bond Fund	Virtus Seix Core Bond Fund
RidgeWorth Seix Corporate Bond Fund	Virtus Seix Corporate Bond Fund
RidgeWorth Seix Total Return Bond Fund	Virtus Seix Total Return Bond Fund
RidgeWorth Seix U.S. Mortgage Fund	Virtus Seix U.S. Mortgage Fund
RidgeWorth Seix Limited Duration Fund	Virtus Seix Limited Duration Fund
RidgeWorth Seix Short-Term Bond Fund	Virtus Seix Short-Term Bond Fund
RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund	Virtus Seix U.S. Government Securities Ultra-Short Bond Fund
RidgeWorth Seix Ultra-Short Bond Fund	Virtus Seix Ultra-Short Bond Fund
RidgeWorth Seix Floating Rate High Income Fund	Virtus Seix Floating Rate High Income Fund
RidgeWorth Seix High Income Fund	Virtus Seix High Income Fund
RidgeWorth Seix High Yield Fund	Virtus Seix High Yield Fund
RidgeWorth Seix Georgia Tax-Exempt Bond Fund	Virtus Seix Georgia Tax-Exempt Bond Fund
RidgeWorth Seix High Grade Municipal Bond Fund	Virtus Seix High Grade Municipal Bond Fund
RidgeWorth Seix Investment Grade Tax-Exempt Bond Fund	Virtus Seix Investment Grade Tax-Exempt Bond Fund
RidgeWorth Seix North Carolina Tax-Exempt Bond Fund	Virtus Seix North Carolina Tax-Exempt Bond Fund
RidgeWorth Seix Short-Term Municipal Bond Fund	Virtus Seix Short-Term Municipal Bond Fund
RidgeWorth Seix Virginia Intermediate Municipal Bond Fund	Virtus Seix Virginia Intermediate Municipal Bond Fund
RidgeWorth Conservative Allocation Strategy	Virtus Conservative Allocation Strategy Fund
RidgeWorth Growth Allocation Strategy	Virtus Growth Allocation Strategy Fund
RidgeWorth Moderate Allocation Strategy	Virtus Growth Allocation Strategy Fund

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